                                                                   EXHIBIT 10.34

                              EMPLOYMENT AGREEMENT


          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made this 9/th/ day of March, 1998 between SMARTALK TELESERVICES, INC., a California corporation (the "Company"), and Thaddeus Bereday (the "Executive"); and

          WHEREAS, the parties hereto wish to enter into an employment agreement to employ the Executive as the Vice President - Legal Affairs, General Counsel and Assistant Secretary of the Company and to set forth certain additional agreements between the Executive and the Company.

          NOW, THEREFORE, in consideration of the mutual covenants and representations contained herein, the parties hereto agree as follows:


               1.   Term.
                    ----

          The Company will employ the Executive, and the Executive will serve the Company, under the terms of this Agreement for an initial term of three years (the "Initial Term"), commencing on March 23, 1998 (the "Effective Date"). Effective as of the expiration of the Initial Term and as of each anniversary date thereof, the term of this Agreement shall be extended for an additional one-year period unless, not later than three months prior to each such respective date, either party hereto shall have given notice to the other that the term shall not be so extended. Notwithstanding the foregoing, the Executive's employment hereunder may be earlier terminated, as provided in
Section 4 hereof. The term of this Agreement, as in effect from time to time in accordance with the foregoing, shall be referred to herein as the "Term". The period of time between the Effective Date and the termination of the Executive's employment hereunder shall be referred to herein as the "Employment Period."

               2.   Employment.
                    ----------

          (a)  Positions and Reporting.  The Company hereby employs the
               -----------------------
Executive for the Employment Period as its Vice President - Legal Affairs, General Counsel, and Assistant Secretary and on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall report directly to the Chief Executive Officer of the Company or his designee.

          (b)  Authority and Duties.  The Executive shall exercise such
               --------------------
authority, perform such executive duties and functions and discharge such responsibilities as are reasonably associated with the Executive's positions, commensurate with the authority vested in the Executive pursuant to this Agreement and consistent with the By-Laws of
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the Company. During the Employment Period, the Executive shall devote full business time, skill and efforts to the business of the Company. Notwithstanding the foregoing, the Executive may (i) make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization, or any trade association, without seeking or obtaining approval by the Board of Directors of the Company (the "Board"), provided such activities and service do not materially interfere or conflict with the performance of his duties hereunder and (ii) with the approval of the Board, serve on the boards of directors of other corporations.


               3.   Compensation and Benefits.
                    -------------------------

          (a) Salary.  During the Employment Period, the Company shall pay to
              ------
the Executive, as compensation for the performance of his duties and obligations under this Agreement, a base salary at the rate of $135,000 per annum for the period from the Effective Date through the first anniversary of the Effective Date, at the rate of $150,000 per annum for the period from the first anniversary of the Effective Date through the second anniversary of the Effective Date, and at the rate of $150,000 per annum for the period from the second anniversary of the Effective Date through the third anniversary of the Effective Date, in each case payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company (the "Base Salary"). Such Base Salary shall be subject to review each year for possible increase by the Board in its sole discretion, but shall in no event be decreased from the levels set forth above during the Initial Term, or from its then-existing level thereafter.

          (b) Annual Bonus.  The Executive shall earn bonus amounts in the form
              ------------
of cash and stock awards based upon the satisfaction of performance criteria that will be established by a committee of the Board (the "Compensation Committee") in its discretion and upon consultation with the Executive at the beginning of each year, but in no case after January 31, subject to the approval of the Board. Such performance criteria will include corporate performance goals consistent with the Company's business plan for the year, as well as individual objectives for the Executive's performance that are separate from, but are consistent with, the Company's business plan. The final determinations as to the actual corporate and individual performance against the pre-established goals and objectives, and the amounts of any additional bonus payout in relationship to such performance, shall be made by the Compensation Committee in its sole discretion. The cash and stock components of the Executive's bonus awards shall be in the same average proportion as the awards granted to the other senior management of the Company and shall reflect compensation at least in proportion to the other senior management of the Company. For purposes of this Agreement, senior management of the Company shall be the president, the executive vice president, and the chief financial officer.

          (c) Car Allowance.  Employer shall pay to Executive as an automobile
              -------------
allowance the sum of $600 per month during the Employment Period in lieu of any other provision for an automobile, insurance, maintenance, gasoline and expenses.

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          (d)  Other Benefits.  During the Employment Period, the Executive
               --------------
shall receive such life insurance, pension, disability insurance, health insurance, holiday, vacation and sick pay benefits and other benefits which the Company extends, as a matter of policy, to its executive employees and, except as otherwise provided herein, shall be entitled to participate in all deferred compensation and other incentive plans of the Company on the same basis as other like employees of the Company. Without limiting the generality of the foregoing, the Executive shall be entitled to three (3) weeks vacation during each year of the Employment Period, which shall be scheduled in the Executive's discretion, subject to and taking into account the business exigencies of the Company. Unused vacation may be accrued up to a maximum of six (6) weeks of unused vacation, and thereafter the Executive shall cease to accrue vacation thereafter until used.

          (e) Business Expenses.  During the Employment Period, the Company
              -----------------
shall promptly reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of his duties under this Agreement, in accordance with the Company's policies and standards of similar or comparable companies.

          (f) Stock Options.  Concurrently with the execution of this Agreement,
              -------------
the Company and Executive will enter into a Stock Option Agreement, attached hereto as Exhibit A, pursuant to which the Company shall grant to the Executive an option to purchase up to 55,000 shares of common stock of the Company on the terms and conditions set forth therein.

          (g) Moving Allowance.  The Company shall pay to the Executive upon the
              ----------------
execution of this Agreement twenty-five thousand dollars ($25,000) as a moving allowance which amount shall be earned by Executive pro rata over the first year of the Employment Period.

          (h) Signing Bonus.  The Company shall pay to the Executive upon the
              -------------
execution of this Agreement thirty thousand dollars ($30,000) as a signing bonus which amount shall be earned by Executive pro rata over the first year of the Employment Period. Should Executive cease to be employed during the first year of the Employment Period, Executive shall promptly remit any unearned portion of this signing bonus.

          4.   Termination of Employment.
               -------------------------

          (a) Termination for Cause.  The Company may terminate the Executive's
              ---------------------
employment hereunder for cause. For purposes of this Agreement and subject to the Executive's opportunity to cure as provided in Section 4(c) hereof, the Company shall have "cause" to terminate the Executive's employment hereunder if:

               (i) The Executive has materially breached a material provision of this Agreement, and, if such breach is curable, it has not been cured or reasonably commenced being cured within thirty (30) days after written notice from the Company;

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               (ii) The Executive is convicted of or pleads guilty to a felony involving financial misconduct or moral turpitude.

          (b) Termination for Good Reason.  The Executive shall have the right
              ---------------------------
at any time to terminate his employment with the Company for any reason. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4(c) hereof, the Executive shall have "good reason" to terminate his employment hereunder if such termination shall be the result of:

               (i) a diminution during the Employment Period in the Executive's title, duties, reporting relationship or responsibilities as set forth in
     Section 2 hereof;

               (ii) a breach by the Company of the compensation and benefits provisions set forth in Section 3 hereof;

               (iii) termination by the Executive for any reason within 12 months following the occurrence of a Change in Control (as defined in Section 4(e) hereof); or

               (iv) a material breach by the Company of any material terms of this Agreement.

          (c) Notice and Opportunity to Cure.  Notwithstanding the foregoing, it
              ------------------------------
shall be a condition precedent to the Company's right to terminate the Executive's employment for "cause" and the Executive's right to terminate his employment for "good reason" that (1) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination ("breach") and (2) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed 30 days) provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure. The notice and opportunity to cure described in this Section 4(c) shall not be required for a termination by the Executive for "good reason" pursuant to Section 4(b)(iii).

          (d) Termination Upon Death or Permanent and Total Disability.  The
              --------------------------------------------------------
Employment Period shall be terminated by the death of the Executive. The Employment Period may be terminated by the Company if the Executive shall be rendered incapable of performing his duties to the Company by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a period of six or more consecutive months from the first date of the disability ("Disability"). If the Employment Period is terminated by reason of Disability of the Executive, the Company shall give 30-days' advance written notice to that effect to the Executive.

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               (e) Definition of Change in Control.  A "Change in Control" shall
                   -------------------------------
be deemed to have taken place if:

               (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's capital stock are converted into cash, securities or other property (other than a consolidation or merger of the Company in which the holders of the Company's voting stock immediately prior to the consolidation or merger shall, upon consummation of the consolidation or merger, own at least 50% of the voting stock) or any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company; or

               (ii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall, after the date hereof, become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the voting power of all of the then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Board (including, without limitation, any securities of the Company that any such person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by such person); or

               (iii) individuals who as of the date hereof constitute the entire Board and any new directors whose election by the Company's shareholders, or whose nomination for election by the Company's board, shall have been approved by a vote of at least a majority of the directors then in office who either were directors at the date hereof or whose election or nomination for election shall have been so approved (the "Continuing Directors") shall cease for any reason to constitute a majority of the members of the Board.


          5.   Consequences of Termination.
               ---------------------------

          (a)  Termination Without Cause or for Good Reason.  In the event of
               --------------------------------------------
termination of the Executive's employment hereunder by the Company without "cause" (other than upon death or Disability) or by the Executive for "good reason" (each as defined in Section 4 hereof), the Executive shall be entitled to the following severance pay and benefits:

               (i) Severance Pay - a lump sum amount equal to three (3) times
                   -------------
     the Executive's highest annual Base Salary and highest annual bonus (including the fair market value, as of the grant date, of any annual bonus earned in the form of stock based awards); and

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

               (ii) Benefits Continuation - continuation for the longer of (A)
                    ---------------------
     the then remainder of the Term (as if a timely non-renewal notice has been given) and (B) 24 months (the "Severance Period") of coverage under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination; provided, however, that the Company's obligation to provide
                  --------  -------
     such coverages shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Severance Period. The Executive shall be entitled, at the expiration of the Severance Period, to elect continued medical coverage in accordance with
     Section 4980B of the Internal Revenue Code of 1986, as amended (or any successor provision thereto).

          (b)  Termination Upon Disability.  In the event of termination of the
               ---------------------------
Executive's employment hereunder by the Company on account of Disability, the Executive shall be entitled to the following severance pay and benefits:

               (i)  Severance Pay - severance payments in the form of
                    -------------
     continuation of the Executive's Base Salary as in effect immediately prior to such termination for a period of the longer of (x) 12 months following the first date of Disability and (y) the then remainder of the Term (as if a timely non-renewal notice has been given);

               (ii)  Benefits Continuation - the same benefits as provided in
                     ---------------------
     Section 5(a)(ii) above, to be provided during the Employment Period while the Executive is suffering from Disability and for a period of 12 months following the effective date of termination of employment by reason of Disability.

          In addition to the foregoing, the Company shall remit to the Executive any benefits received by the Company, as beneficiary, pursuant to any additional disability insurance policy which was maintained by the Executive prior to his employment with the Company.

          (c) Termination Upon Death.  In the event of termination of the
              ----------------------
Executive's employment hereunder on account of the Executive's death, the Executive's heirs, estate or personal representatives under law, as applicable, shall be entitled to the payment of the Executive's Base Salary as in effect immediately prior to death for a period of not less than two calendar months and not more than the earlier of six calendar months or the payment of benefits pursuant to the Executive's life insurance policy, as provided for in Section 3(d) above. The Executive's beneficiary or estate shall not be required to remit to the Company any payments received pursuant to any life insurance policy purchased pursuant to Section 3(d) above.

          (d) Other Terminations.  In the event of termination of the
              ------------------
Executive's employment hereunder for any reason other than those specified in subsection (a) through (c) of this Section 5, the Executive shall not be entitled to any severance pay or benefits continuation contemplated by the foregoing, except as may otherwise be

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

provided under the applicable benefit plans or award agreements relating to the Executive.

          (e) Accrued Rights.  Notwithstanding the foregoing provisions of this
              --------------
Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Executive shall be entitled to payment of any unpaid portion of his Base Salary through the effective date of termination, and payment of any accrued but unpaid rights solely in accordance with the terms of any incentive bonus or employee benefit plan or program of the Company.

          (f) Conditions to Severance Benefits.  (i) The Company shall have the
              --------------------------------
right to seek repayment of the severance payments and benefits provided by this
Section 5 in the event that the Executive fails to honor in accordance with their terms the provisions of Sections 6, 7 and 8 hereof.

          (ii) For purposes only of this Section, Employee shall be treated as having failed to honor the provisions of Sections 6, 7 or 8 hereof only upon the vote of two-thirds of the Board following notice by the Company to the Executive of the alleged failure, an opportunity for a period of 30 days from the date of such notice for the Executive to cure the alleged failure and the Executive's opportunity to be heard on the issue by the Board.


          6.        Confidentiality.  The Executive agrees that he will not at
                    ---------------
any time during the Employment Period or at any time thereafter for any reason, in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any confidential information or trade secrets concerning the business of the Company, including, without limiting the generality of the foregoing, the techniques, methods or systems of its operation or management, any information regarding its financial matters, or any other material information concerning the business of the Company (including customer lists), its manner of operation, its plans or other material data (the "Business"). The provisions of this Section 6 shall not apply to (i) information disclosed in the performance of the Executive's duties to the Company based on his good faith belief that such a disclosure is in the best interests of Company; (ii) information that is, at the time of the disclosure, public knowledge; (iii) information disseminated by the Company to third parties in the ordinary course of business; (iv) information lawfully received by the Executive from a third party who, based upon inquiry by the Executive, is not bound by a confidential relationship to the Company; or (v) information disclosed under a requirement of law or as directed by applicable legal authority having jurisdiction over the Executive.


          7.  Inventions.  The Executive is hereby retained in a capacity such
              ----------
that the Executive's responsibilities may include the making of technical and managerial contributions of value to Company. The Executive hereby assigns to Company all rights, title and interest in such contributions and inventions made or conceived by the

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

Executive alone or jointly with others during the Employment Period which relate to the Business. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and (c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to Company and assist Company in obtaining andprotecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions and inventions will be the property of Company, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. Inventions conceived by the Executive which are not related to the Business, will remain the property of the Executive.


          8.  Non-Competition.  (i)  The Executive agrees that he shall not
              ---------------
during the Employment Period and for a period of one (1) year thereafter, without the approval of the Board, directly or indirectly, alone or as partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder (other than as provided below) of any company or business, engage in any "Competitive Business" within the United States. For purposes of the foregoing, the term "Competitive Business" shall mean any business directly involved in the prepaid telecommunications services industry. Notwithstanding the foregoing, the Executive shall not be prohibited during the noncompetition period applicable above from practicing law as an employee of any law firm or from acting as a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company. During the period that the above noncompetition restriction applies, the Executive shall not, without the written consent of the Company, solicit any employee who is under contract with the Company or any current or future subsidiary or affiliate thereof to terminate his or her employment; nor shall the Executive solicit employees for any enterprise that competes with Company; but shall have the right to solicit employees not under contract with the Company for an enterprise that does not compete with the Company.


          9. Breach of Restrictive Covenants. The parties agree that a breach or
             -------------------------------
violation of Sections 6, 7 or 8 hereof will result in immediate and irreparable injury and harm to the innocent party, and that such innocent party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the obligations hereunder.


          10. Notice. For the purposes of this Agreement, notices, demands and
              ------
all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

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               (a)  If to the Company, to:

                    Attn:  Chief Executive Officer
                    SmarTalk TeleServices, Inc.
                    1640 South Sepulveda Blvd., Suite 500
                    Los Angeles, CA 90025

                    with a copy to:

                    Robert M. Smith, Esq.
                    Dewey Ballantine
                    333 South Hope Street, Suite 3000
                    Los Angeles, CA 90071-1406

               (b)  If to the Executive, to:

                    Thaddeus Bereday
                    9923 Fairmount Road
                    Newbury, OH  44065

or to such other respective addresses as the parties hereto shall designate to the other by like notice, provided that notice of a change of address shall be effective only upon receipt thereof.


          11.  Excise Tax Limit. Notwithstanding anything in this Agreement
               ----------------
to the contrary, in the event it shall be determined that any payment or distribution by the Company or any other person or entity to or for the benefit of the Executive is a "parachute payment" (within the meaning of Section 280G of the Code, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment") in connection with, or arising out of, his employment with the Company or a change in ownership or effective control of the Company (within the meaning of Section 280G of the Code, and would be subject to the excise tax imposed by Section 4999 of the
Code) (the "Excise Tax"), the Payments shall be reduced to the extent necessary so that such remaining Payment would not be subject to the excise tax imposed by
Section 4999 of the Code.


          12.  Arbitration; Legal Fees.  Except as provided in Section 9 hereof,
               -----------------------
any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Franklin County, Ohio in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The Company shall reimburse Executive for all reasonable legal fees and costs and other fees and expenses which Executive may incur in respect of any dispute or controversy arising under or in connection with this Agreement; provided, however, that the Company shall not reimburse any such fees
           --------  -------
costs and expenses if the fact finder determines that the action brought by the Executive was frivolous.

          13.       Waiver of Breach.  Any waiver of any breach of this
                    ----------------
Agreement shall not be construed to be a continuing waiver or consent to any subsequent breach on the part either of the Executive or of the Company.


          14.       Non-Assignment; Successors.  Neither party hereto may assign
                    --------------------------
his or its rights or delegate his or its duties under this Agreement without the prior written consent of the other party; provided, however, that: (i) this
                                          --------  -------
Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company upon any sale of all or substantially all of the Company's assets, or upon any merger, consolidation or reorganization of the Company with or into any other corporation, all as though such successors and assigns of the Company and their respective successors and assigns were the Company; and (ii) this Agreement shall inure to the benefit of and be binding upon the heirs, assigns or designees of the Executive to the extent of any payments due to them hereunder. As used in this Agreement, the term "Company" shall be deemed to refer to any such successor or assign of the Company referred to in the preceding sentence.


          15.       Withholding of Taxes.  All payments required to be made by
                    --------------------
the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.


          16.       Severability.  To the extent any provision of this Agreement
                    ------------
or portion thereof shall be invalid or unenforceable, it shall be considered deleted therefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.


          17.       Director and Officer Insurance.  The Company shall use its
                    ------------------------------
best efforts to obtain and maintain director's and officer's insurance for the Executive (in such amounts as are appropriate for executives of businesses comparable to that of the Company) pursuant to Board of Directors indemnity agreements then in force and shall give timely notice to the Executive of termination of any such insurance policy.


          18.       Payments; Mitigation.  All amounts payable by the Company to
                    --------------------
the Executive under this Agreement shall be paid promptly on the dates required for such payment in this Agreement without notice or demand. There shall be no right of set-off or counterclaim in respect of any claim, debt or obligation against any payment to the Executive, his dependents, beneficiaries or estate provided for in this Agreement. Any salary, benefits or other amounts paid or to be paid to Executive or provided to or in respect of the Executive pursuant to this Agreement shall not be reduced by amounts owing from Executive to the Company. Executive shall not be obligated to seek other employment in mitigation of the amounts payable or the arrangements made under any provision of this Agreement.


          19.  Authority.  Each of the parties hereto hereby represents that
               ---------
each has taken all actions necessary in order to execute and deliver this Agreement and the Stock Option Agreement attached hereto as Exhibit A.


          20.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


          21.  Governing Law.  This Agreement shall be construed,
               -------------
interpreted and enforced in accordance with the laws of the State of Ohio, without giving effect to the choice of law principles thereof.


          22.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement by the Company and the Executive with respect to the subject matter hereof and supersedes any and all prior agreements or understandings between the Executive and the Company with respect to the subject matter hereof, whether written or oral. This Agreement may be amended or modified only by a written instrument executed by the Executive and the Company.


               IN WITNESS WHEREOF, the parties have executed this Agreement as of March 9, 1998.


                                      SMARTALK TELESERVICES, INC.


                                      /s/ Erich L. Spangenberg
                                      ------------------------
                                      By: Erich L. Spangenberg
                                      Its: Chief Executive Officer



                                      /s/ Thaddeus Bereday
                                      ----------------------------
                                      Thaddeus Bereday

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